Exhibit 10.17

Business support agreement

LEOC Co., Ltd. (hereinafter referred to as “the First Party”) and ONODERA Food Service Co., Ltd. (hereinafter referred to as “the Second Party”), in order to support the business related to the Second Party (hereinafter referred to as “the Business”), hereby conclude this agreement for the following matters:

Article 1	The First Party shall support the business of the Second Party in order to expand the business performance of the Second Party.

Article 2	The First Party’s business support fee to the Second Party shall be as shown in the attached “Details of Business” (with some other actual expenses to be borne by the Second Party).

Article 3	The calculation period of the business support fee shall be from the 1st to the last day of each month.

(2) The First Party shall issue an invoice for the business support fee to the Second Party for each calculation period set forth in the preceding paragraph, and the Second Party shall transfer the invoice to the bank account designated by the First Party by the last day of the month of receipt of the invoice (or the previous business day in the case of a bank holiday). The Second Party shall bear the transfer fee.

Article 4	This Agreement shall be valid from September 1, 2023, to March 31, 2024.
However, if neither the First Party and the Second Party offers to cancel the contract by one month prior to the deadline, the one-year contract shall be continued and the same shall apply thereafter.

Article 5	Upon the execution of this contract, the “Business Support Contract” concluded between the First Party and the Second Party on March 1, 2023, shall be cancelled.

Article 6	Matters not included in this contract shall be discussed between the First Party and the Second Party.
An electromagnetic record of this document shall be prepared to certify the conclusion of the above contract, and both parties shall affix electronic signatures after agreement, and each party shall keep the electromagnetic record.

September 1, 2023

The First Party:

LEOC Co., Ltd.

1-1-3 Otemachi, Chiyoda-ku, Tokyo

Representative Director /s/ Toshiyuki Tajima

The Second Party:

ONODERA Food Service Co., Ltd.

1-1-3 Otemachi, Chiyoda-ku, Tokyo

Representative Director /s/ Shinji Nagao

Details of Business

[Monthly fixed fee] Total 1,952,000 yen

•Accounting related business

[Fixed monthly fee] The following business support shall be fixed monthly fee of 1,630,000 yen.

①	Accounting book
②	Invoice issuance and receivables management
③	domestic payment processing
④	monthly settlement processing (Scrutiny of each subject content, monthly journal entry, preparation of trial balance, etc.)
⑤	quarterly settlement of accounts, annual settlement of accounts, other (Account lines, preparation of individual replacement tables for consolidation, correspondence to audit firms, etc.)

•Payroll related business

[Fixed monthly fee] The following business support shall be fixed monthly fee of 72,000 yen.

①	Salary and bonus calculation
②	Social insurance related

•System related business

[Fixed monthly fee] The following business support shall be fixed monthly fee of 50,000 yen.

①	Operation of the Approval system, various application systems, etc.
②	Support for various system development projects
③	Support for system risk management and procedures in general
④	Support for overall information security management

•Management (General Affairs, Legal, Internal Control Services)

[Fixed monthly fee] The following business support shall be fixed monthly fee of 200,000 yen.

General Affairs

①	Benefit-related
②	Health examination management
③	Procurement and management of information equipment

Legal and internal control operations

①	Contract-related
②	Regulations, Change of Registration
③	Personnel and Labor Relations (36 Agreements, etc.)
①	Investigation and Handling of Illicit Cases
②	Response to labor counseling
③	Implementation of compliance training
④	Response to labor standards supervisors, labor bureaus, etc.

1.[Monthly variable fee]

The following shall be determined according to the specifications of the equipment provided by the First Party.

Item	Cost
Personal computer (LEOC standard mobile notebook)	3,500 yen per month -

PC (LEOC standard installation type notebook)	2,800 yen per month -

PC (LEOC standard desktop)	2,800 yen per month -

Personal computers (special-purpose computers)	Computer •Office• Anti-virus software: Actual cost Operation support cost 15,000 yen The above amount is divided into 3 years x 12 months as a monthly cost
Smartphone	Initial cost 4,350 yen Monthly fee 1,680 yen (Charged calls such as overseas calls and navigation dial are the actual cost) ru)
Wi-Fi router	1,518 yen per month -

*Any other actual expenses shall be borne by the Second Party.